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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Agreement is made and entered into as of this 1st day of November, 1995, by and between The Gradall Company, an Ohio Corporation (the "Company"), and James C. Cahill (the "Executive").

         WITNESSETH THAT:

         WHEREAS, the Company desires to continue the employment of the Executive and the Executive is willing to continue in the employment of the Company, in an executive capacity, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

         1. DUTIES. The Company hereby agrees to continue to employ the Executive in an executive capacity and the Executive hereby agrees to continue to serve the Company in that capacity in accordance with the terms and conditions set forth in this Agreement. The Executive shall devote his best efforts and skills, energy and attention to the business of the Company.

         2. TERM. Subject to prior termination as set forth in Section 7 hereof, the term of this Agreement shall be for a one year period, beginning on the date hereof, which term shall be automatically renewed for successive one year periods, until terminated pursuant to Section 7 hereof.

         3. COMPENSATION. The Company shall pay to the Executive as compensation for his services hereunder a base salary of $6930.00 per month, or at the rate currently existing, whichever is higher. The salary provided for herein shall be subject to adjustment based on the annual reviews conducted by the Company. In addition to the Executive's base salary, the Executive shall continue to participate in any incentive compensation plans established by the Company from time to time, provided that the Executive is eligible to participate in such plans pursuant to the terms thereof. The Company shall contribute for the account of the Executive $5,000 per year to the Supplemental Executive Retirement Plan ("SERP") maintained by the Company.

         4. EXPENSES. Subject to the Company's policies and procedures in effect from time to time, the Executive is authorized to incur reasonable expenses in connection with the business of the Company and the performance of his duties hereunder, including expenses for entertainment, travel and similar items. Subject to the Company's policies and procedures, in effect from time to time, the Company will reimburse the Executive for all such expenses upon the presentation by the Executive of an itemized account of such expenditures and any other documentation or substantiation of expenses which may be required for compliance with applicable state and federal tax laws.


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         5.      VACATIONS. The Executive shall be entitled to four weeks of vacation each year, during which time his compensation shall be paid in full.

         6. AUTOMOBILE ALLOWANCE. The Company shall provide the Executive with a car allowance in an amount comparable to that made available to other executives of his level employed by the Company.

         7. TERMINATION. This Agreement may be terminated in accordance with the following terms and conditions:

                 a. The Company may terminate this Agreement at any time, without cause, upon written notice to the Executive, provided that the Company shall continue to pay to the Executive all amounts he would otherwise receive under this Agreement for a period of 14 months from the effective date of such termination including, but not limited to, salary, incentive compensation, contributions to the SERP and continuation of coverage under life and medical insurance programs in which the Executive participated. Notwithstanding the above, the amount required to be paid by the Company pursuant to this Section 7(a) shall be reduced by any amounts paid to or for the benefit of the Executive by any other company for which the Executive provides services during such period.

                 b. The Company may terminate this Agreement upon written notice to the Executive and shall have no obligation to pay any amounts provided for under this Agreement if the Executive commits any act of fraud or dishonesty, is convicted of a felony or commits an act of gross negligence or willful misconduct which are injurious to the Company or its stockholders.

         8. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the Company and the Executive with regard to the subject matter hereof and supersedes all other agreements, conditions or representations, oral or written, express or implied, including, without limitation, all prior employment agreements by and between the Company and the Executive.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

                                        THE GRADALL COMPANY


                                        By: /s/ Barry L. Phillips
                                           --------------------------------

                                        /s/ James C. Cahill
                                        -----------------------------------
                                        James C. Cahill, Executive





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